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                                    EXHIBIT 8

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                                     FORM OF
                               FEDERAL TAX OPINION



(202) 274-2000


______________, 2004

Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan


Ladies and Gentlemen:

        You have requested this firm's opinion regarding the material federal income tax consequences which will result from the conversion of Alpena Bancshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company") into the capital stock form of organization, as effectuated pursuant to the three integrated transactions described below.

        In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement filed by First Federal of Northern Michigan Bancorp, Inc. (the "Holding Company") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed by the Mutual Holding Company with the Office of Thrift Supervision (the "OTS").

        Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code), and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

        We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 2


laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

        For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, First Federal of Northern Michigan (the "Bank"), and the Holding Company, as set forth in the affidavits of the authorized officers of each of the aforementioned entities, incorporated herein by reference. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

DESCRIPTION OF PROPOSED TRANSACTIONS

        Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. On November 4, 1994, the Bank (formerly First Federal Savings and Loan Association of Alpena) reorganized from a mutual savings bank to become the majority-owned stock subsidiary of the Mutual Holding Company. On November 14, 2000, the Bank and the Mutual Holding Company organized the Mid-Tier Holding Company. The Mid-Tier Holding Company owns 100% of the outstanding shares of the Bank.

        On November 12, 2004, the Boards of Directors of the Mutual Holding Company and the Mid-Tier Holding Company adopted the Plan of Conversion and Reorganization, which Plan was subsequently amended on December 7, 2004 ("Plan") providing for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to a Maryland stock corporation, which shall be named "First Federal of Northern Michigan Bancorp, Inc." (the Maryland stock corporation shall be referred to as the "Holding Company").

        At the present time, three transactions referred to as the "MHC Merger," the "Mid-Tier Merger," and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, in such order as is necessary to consummate the Conversion:

        (i) The Bank will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

        (ii) The Holding Company will charter an interim federal savings bank subsidiary ("Interim") as a wholly owned subsidiary.

        (iii) The Mid-Tier Holding Company will convert to an interim stock savings bank (which shall continue to be referred to as the "Mid-Tier Holding Company") and will merge with and into the Bank, with the Bank as the resulting entity (the "Mid-Tier Merger"), whereby the Mutual Holding Company will receive, and

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 3


                Minority Stockholders will constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

        (iv) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank, (the "MHC Merger"), whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

        (v) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into the Bank, with the Bank as the surviving entity (the "Bank Merger"). Constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

        (vi) Immediately after the Bank Merger, the Holding Company will offer for sale its Common Stock in the Offering.

        Following the Conversion, the liquidation account will be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the liquidation account will be equal to the greater of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Merger multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion, or (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering.

        All of the then-outstanding shares of Bank common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of the Holding Company's Common Stock as they held Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders' purchases of additional shares of Common Stock in the Offering and receipt of cash in lieu of fractional shares. The common stock of Interim owned by the Holding Company prior to the Bank Merger will be converted into and become shares of common stock of the Bank on the Effective Date. The Holding Company Common Stock held by the Bank immediately prior to the Effective Date will be canceled on the Effective Date.

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 4


Immediately following the Bank Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and to members of the public in the Offering.

        As a result of the Mid-Tier Merger, the MHC Merger and the Bank Merger, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

        The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on October 31, 2003 ("Eligible Account Holders"), the Bank's tax-qualified employee plans ("Employee Plans"), depositors of the Bank who have account balances of $50.00 or more as of the close of business on December 31, 2004 ("Supplemental Eligible Account Holders"), and depositors of the Bank as of the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders) and borrowers of the Bank who qualify as Voting Members ("Other Members"). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering or syndicated community offering to certain members of the general public.

OPINIONS

        Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

        1. The conversion of the Mid-Tier Holding Company to a federally chartered interim stock savings bank (which we shall continue to refer to as "Mid-Tier Holding Company") will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

        2. The Mid-Tier Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 5


        3. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank's assumption of its liabilities in exchange for shares of common stock in the Bank or on the constructive distribution of such stock to Minority Stockholders and the Mutual Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

        4. No gain or loss will be recognized by the Bank upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger (Section 1032(a) of the Code).

        5. The basis of the assets of the Mid-Tier Holding Company (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

        6. The holding period of the assets of Mid-Tier Holding Company (other than stock in Bank) to be received by Bank will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

        7. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their constructive exchange of Mid-Tier Holding Company common stock for Bank common stock.

        8. The conversion of the Mutual Holding Company to a federally chartered stock savings bank (which we shall continue to refer to as "Mutual Holding Company") will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

        9. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

        10. The exchange of the members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (CF. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

        11. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank and the Bank's assumption of its liabilities, if any, in exchange for an interest in a Liquidation Account in the Bank or on the constructive distribution of such Liquidation Account to the Mutual Holding Company's members who remain depositors of the Bank. (Section 361(a), 361(c) and 357(a) of the Code.)

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 6


        12. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank. (Section 1032(a) of the Code.)

        13. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code).

        14. The basis of the assets of Mutual Holding Company (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

        15. The holding period of the assets of the Mutual Holding Company in the hands of the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

        16. The Bank Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim are "a party to the reorganization" within the meaning of Section 368(b) of the Code.

        17. Interests in the Liquidation Account established at the Bank, and the shares of Bank common stock held by Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger (Code Section 368(c)).

        18. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger.

        19. Interim will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption by Bank of the liabilities, if any, of Interim. (Section 361(a) and 357(a) of the Code.)

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 7


        20. The Bank will not recognize any gain or loss upon the receipt of the assets of Interim in the Bank Merger. (Section 1032(a) of the Code.)

        21. The Holding Company will not recognize any gain or loss upon its receipt of Bank common stock in exchange for Interim common stock. (Section 354(a) of the Code.)

        22. Bank shareholders will not recognize any gain or loss upon their exchange of Bank common stock solely for shares of Holding Company Common Stock. (Section 354(a) of the Code.)

        23. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

        24. It is more likely then not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B.182).

        25. Each Bank shareholder's aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the Bank common stock surrendered in exchange therefor. (Section 358(a) of the Code.) It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code).

        26. Each Bank shareholder's holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Bank common stock surrendered was held, provided that the Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange. (Section 1223(1) of the Code.) The holding period of the Holding Company Common Stock purchased pursuant to the exercise of

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Boards of Directors
Alpena Bancshares, Inc.
Alpena Bancshares, M.H.C.
First Federal of Northern Michigan
________________, 2004
Page 8


subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(6) of the Code.)

        27. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

        Our opinion under paragraph 24 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under paragraphs 24, 25 and 26 are based on the position that the subscription rights to purchase shares of Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Common Stock have no value.

        If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

                                     CONSENT
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        We hereby consent to the filing of the opinion as an exhibit to the
MHC's Application for Approval for Conversion filed with the Commissioner and to the Holding Company's Registration Statement on Form SB-2 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Approval of Conversion and SB-2 under the captions "The Conversion-Tax Aspects" and "Legal Matters."

                                        Very truly yours,


                                        LUSE GORMAN POMERENK & SCHICK,
                                        A PROFESSIONAL CORPORATION